[Front cover page]

Galaxy Fund II

Galaxy II Index Funds




Prospectus
July 31, 2000

Galaxy II Large Company Index Fund
Galaxy II Small Company Index Fund
Galaxy II Utility Index Fund
Galaxy II U.S. Treasury Index Fund








As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.



                                                                          [Logo]

                                    CONTENTS

                          1                RISK/RETURN SUMMARY
                          1                Introduction
                          3                Galaxy II Large Company Index Fund
                          7                Galaxy II Small Company Index Fund
                         12                Galaxy II Utility Index Fund
                         16                Galaxy II U.S. Treasury Index Fund
                         20                Additional information about risk

                         21                FUND MANAGEMENT

                         22                HOW TO INVEST IN THE FUNDS
                         22                Buying, selling and exchanging shares
                         23                  HOW TO BUY SHARES
                         24                  HOW TO SELL SHARES
                         25                  HOW TO EXCHANGE SHARES
                         26                  OTHER TRANSACTION POLICIES

                         27                DIVIDENDS, DISTRIBUTIONS AND TAXES

                         29                GALAXY II INVESTOR PROGRAMS
                         29                Retirement plans
                         29                Other programs

                         31                HOW TO REACH GALAXY II

                         32                FINANCIAL HIGHLIGHTS

                         37                MISCELLANEOUS

RISK/RETURN SUMMARY

INTRODUCTION

THIS PROSPECTUS describes the Galaxy II Index Funds. The Funds use a strategy called indexing, which seeks to provide investment results that match the price and yield performance of particular sets of securities or market segments.

On the following pages, you'll find important information about each of the Galaxy II Index Funds, including:

- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective
-    the main risks associated with an investment in the Fund
- the Fund's past performance measured on both a year-by-year and long-term basis
-    the fees and expenses that you will pay as an investor in the Fund.

[Sidenote:]
THE INDEXING STRATEGY

The Funds are not actively managed. This means that the Adviser does not use economic, financial and market analysis in selecting securities for the Funds. Instead, the Adviser attempts to approximate the performance of each Fund's target index by investing the Fund's assets in securities included in that index. The Adviser relies on sophisticated computer models in managing the Fund's investments. Because the indexing approach generally involves low portfolio turnover, transaction and administration costs tend to be low as well.

WHICH FUND IS RIGHT FOR YOU?

Not all mutual funds are for everyone. Your investment goals and tolerance for risk will determine which fund is right for you.

Index funds are generally suited for investors seeking to closely match the investment performance of a particular market segment as represented by a designated market index. Different indices are comprised of securities that carry varying levels of risk.

THE FUNDS' INVESTMENT ADVISER

Fleet Investment Advisors Inc., which is referred to in this prospectus as the ADVISER, is the investment adviser for the Funds. The Adviser, an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, was established in 1984 and has its main office at 75 State Street, Boston, Massachusetts 02109. The Adviser also provides investment management and advisory services to individual and institutional clients and manages the Galaxy II Municipal Bond Fund. As of March 31, 2000, the Adviser managed over $104 billion in assets.

AN INVESTMENT IN THE FUNDS ISN'T A FLEET BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. YOU COULD LOSE MONEY BY INVESTING IN THE FUNDS.

GALAXY II LARGE COMPANY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations as represented by the Standard & Poor's 500 Composite Stock Price Index (S&P 500).


[Sidenote:]
S&P 500

The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.


[Sidenote:]
MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors. The average market capitalization of the companies included in the S&P 500 as of March 31, 2000 was approximately $24 billion.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the S&P 500. The Fund invests substantially all (at least 80%) of its total assets in the common stock of companies included in the S&P 500. Normally, the Fund holds all 500 stocks in the S&P 500, and in approximately the same percentage as each stock is represented in the S&P 500.

To the extent that, from time to time, the stocks in a particular market sector, such as technology, comprise a significant proportion of the S&P 500. Those stocks will be represented in substantially the same proportion in the Fund.

The Fund will only purchase a security that is included in the S&P 500 at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the S&P 500 or to accommodate cash flows into and out of the Fund.

The Fund also invests in stock index futures contracts in order to track the S&P 500 when the purchase of individual securities may be less efficient.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the S&P 500 within a .95 correlation coefficient.

[Sidenote:]

STOCK INDEX FUTURES CONTRACTS

A stock index futures contract obligates a Fund, at the end of the contract, to pay or receive an amount equal to the difference between the value of the stock index on the date the contract was struck and its value at the end of the contract, multiplied by the dollar amount of the contract. No physical delivery of the underlying stocks in the index is made.


THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

There is the additional risk that the Fund will fail to match the investment results of the S&P 500 as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

In addition, the Fund carries the following main risks:

- INDEXING RISK - Your investment in the Fund will typically decline in value when the S&P 500 declines. Since the Fund is designed to track the S&P 500, the Fund cannot purchase other securities that may help offset declines in the S&P 500. In addition, because the Fund may not always hold all stocks included in the S&P 500 and may not always be fully invested, the Fund's performance may fail to match the performance of the S&P 500, after taking expenses into account.

- SECTOR RISK - To the extent that the stocks in a particular market sector, such as technology, comprise a significant portion of the S&P 500 and, correspondingly, of the Fund's holdings, the Fund will be especially susceptible to the risks associated with investments in those market sectors. Technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete of become adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

- STOCK INDEX FUTURES CONTRACTS - The Fund may not always be able to track the performance of its index by entering into stock index futures contracts because the prices of stock index futures contracts may not always match the movement of the index to which they relate. Also, a liquid secondary market may not be available, which might prevent the Adviser from closing out a futures contract when desired.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[bar chart goes here]

     1991            1992           1993          1994           1995          1996           1997           1998          1999
     ----            ----           ----          ----           ----          ----           ----           ----          ----
    29.07%           7.09%         9.61%          0.96%         37.09%        22.54%         32.81%         28.06%        20.49%

[Footnote to bar chart:]
The Fund's year-to-date return as of the quarter ended March 31, 2000 was 2.06%.


[Sidenote:]

Best quarter:                 21.24% for the quarter ending December 31, 1998
Worst quarter:               -10.02% for the quarter ending September 30, 1998


AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 1999 as compared to the S&P 500.

----------------------------------------------------------------------------------------------------------
                                            1 year               5 years             Since inception
----------------------------------------------------------------------------------------------------------
Large Company Index Fund                     20.49%               28.05%             20.64%(10/1/90)
----------------------------------------------------------------------------------------------------------
S&P 500                                      21.03%               28.54%             21.34%(since 9/30/90)
----------------------------------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

Annual Fund Operating Expenses (fees deducted from the Fund's assets)

--------------------------------------------------------------------------------------------------------------------------
                                                                                                      Total Fund Operating
                              Management Fees      Distribution (12b-1) Fees     Other Expenses             Expenses
--------------------------------------------------------------------------------------------------------------------------
 Large Company Index Fund          0.10%                    None                      0.37%                   0.47%
--------------------------------------------------------------------------------------------------------------------------


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

--------------------------------------------------------------------------------------------------------------
                                  1 year                3 years                5 years                10 years
--------------------------------------------------------------------------------------------------------------
Large Company Index Fund           $48                   $151                   $263                    $591
--------------------------------------------------------------------------------------------------------------

GALAXY II SMALL COMPANY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. publicly traded common stocks with smaller stock market capitalizations, as represented by the Standard & Poor's SmallCap 600 Stock Price Index (S&P SmallCap 600).


[Sidenote:]
S&P SMALLCAP 600

The S&P SmallCap 600 is an unmanaged index that tracks the performance of 600 domestic companies traded on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P SmallCap 600 is heavily weighted with the stocks of small companies.


[Sidenote:]
MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors. The average market capitalization of the companies included in the S&P SmallCap 600 as of March 31, 2000 was approximately $607 million.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the S&P SmallCap 600. The Fund invests substantially all (at least 80%) of its total assets in the common stocks of companies included in the S&P SmallCap 600. Normally, the Fund holds all 600 stocks in the S&P SmallCap 600, in approximately the same percentage as each stock represents in the S&P SmallCap 600. From time to time, however, when deemed advisable by the Adviser, the Fund will not hold all of the stocks in the S&P SmallCap 600 but instead will use a statistical technique known as "portfolio optimization." When using portfolio optimization, the Adviser will consider whether or not to include each stock in the Fund based on that stock's contribution to the Fund's market capitalization, industry representation and exposure to certain fundamentals (such as dividend yield, price-earnings multiple and average growth rates) as compared to the S&P SmallCap 600. When utilized, portfolio optimization is expected to provide an effective method of substantially duplicating the dividend income and capital gains of the S&P SmallCap 600.

To the extent that, from time to time, the stocks in a particular market sector, such as technology, comprise a significant portion of the S&P SmallCap 600, those stocks will be represented in substantially the same proportion in the Fund.

The Fund will only purchase a security that is included in the S&P SmallCap 600 at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the S&P SmallCap 600 or to accommodate cash flows into and out of the Fund.

The Fund also invests in stock index futures contracts in order to track the S&P SmallCap 600 when the purchase of individual securities may be less efficient.


[Sidenote:]
STOCK INDEX FUTURES CONTRACTS

A stock index futures contract obligates a Fund, at the end of the contract, to pay or receive an amount equal to the difference between the value of the stock index on the date the contract was struck and its value at the end of the contract, multiplied by the dollar amount of the contract. No physical delivery of the underlying stocks in the index is made.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the S&P SmallCap 600 within a .95 correlation coefficient.


THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

There is the additional risk that the Fund will fail to match the investment results of the S&P SmallCap 600 as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

In addition, the Fund carries the following main risks:

- INDEXING RISK - Your investment in the Fund will typically decline in value when the S&P SmallCap 600 declines. Since the Fund is designed to track the S&P SmallCap 600, the Fund cannot purchase other securities that may help offset declines in stocks represented in the S&P SmallCap 600. In addition, because the Fund may not always hold all stocks included in the S&P SmallCap 600, such as when the Adviser deems it advisable to utilize portfolio optimization, and may not always be fully invested, the Fund's performance may fail to match the performance of the S&P SmallCap 600, after taking expenses into account.

- SMALL COMPANIES RISK - Smaller companies tend to have limited resources, product lines and market share. As a result, their share prices tend to fluctuate more than those of larger companies. Their shares may also trade less frequently and in limited volume, making them potentially less liquid. The price of small company stocks might fall regardless of trends in the broader market.

- SECTOR RISK - To the extent that the stocks in a particular market sector, such as technology, comprise a significant portion of the S&P SmallCap 600 and, correspondingly, of the Fund's holdings, the Fund will be especially susceptible to the risks associated with investments in those market sectors. Technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

- STOCK INDEX FUTURES CONTRACTS - The Fund may not always be able to track the performance of its index by entering into stock index futures contracts because the prices of stock index futures contracts may not always match the movement of the index to which they relate. Also, a liquid secondary market may not be available, which might prevent the Adviser from closing out a futures contract when desired.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[bar chart goes here]

     1991            1992           1993          1994           1995          1996           1997           1998          1999
     ----            ----           ----          ----           ----          ----           ----           ----          ----
    45.53%          12.27%         11.35%        -3.66%         33.11%        19.68%         23.56%         -1.75%         11.66%

[Footnote to bar chart:]
The Fund's year-to-date return as of the quarter ended March 31, 2000 was (6.41)%.


[Sidenote:]

Best quarter:               22.13% for the quarter ending March 31, 1991
Worst quarter:              (20.89)% for the quarter ending September 30, 1998

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 1999, as compared to the S&P SmallCap 600.

--------------------------------------------------------------------------------------------------------------
                                              1 year                 5 years               Since inception
--------------------------------------------------------------------------------------------------------------
Small Company Index Fund                      11.66%                 16.64%              16.44%(10/1/90)
--------------------------------------------------------------------------------------------------------------
S&P SmallCap 600                              12.41%                 17.05%              17.94%(since 9/30/90)
--------------------------------------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.


Annual Fund Operating Expenses (fees deducted from the Fund's assets)

-------------------------------------------------------------------------------------------------------------------------------
                                                       Distribution
                              Management Fees          (12b-1) Fees           Other Expenses      Total Fund Operating Expenses
-------------------------------------------------------------------------------------------------------------------------------
Small Company Index Fund           0.10%                   None                   0.31%                      0.41%
-------------------------------------------------------------------------------------------------------------------------------


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

--------------------------------------------------------------------------------------------------------------------
                                    1 year                  3 years                 5 years                 10 years
--------------------------------------------------------------------------------------------------------------------
 Small Company Index Fund            $42                     $132                    $230                     $518
--------------------------------------------------------------------------------------------------------------------

GALAXY II UTILITY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. publicly traded common stocks of companies in the utility industry, as represented by the Standard & Poor's Utilities Composite Stock Price Index (S&P Utilities Index).


[Sidenote:]
S&P UTILITIES INDEX

The S&P Utilities Index is an unmanaged index that tracks the performance of the utility sector of the S&P 500. The weighting of stocks in the S&P Utilities Index is based on each stock's relative market capitalization. The S&P Utilities Index is currently made up of approximately 55 common stocks.


[Sidenote:]
MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the S&P Utilities Index. The Fund invests substantially all (at least 80%) of its total assets in the common stocks of companies included in the S&P Utilities Index. Normally the Fund holds every stock in the S&P Utilities Index, in approximately the same percentage as each stock represents in the S&P Utilities Index.

The Fund will only purchase a security that is included in the S&P Utilities Index at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the S&P Utilities Index or to accommodate cash flows into and out of the Fund.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the S&P Utilities Index within a .95 correlation coefficient.


THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

There is the additional risk that the Fund will fail to match the investment results of the S&P Utilities Index as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

In addition, the Fund carries the following main risks:

- INDEXING RISK - Your investment in the Fund will typically decline in value when the S&P Utilities Index declines. Since the Fund is designed to track the S&P Utilities Index, the Fund cannot purchase other securities that may help offset declines in stocks represented in the S&P Utilities Index. In addition, because the Fund may not always hold all stocks included in the S&P Utilities Index and may not always be fully invested, the Fund's performance may fail to match the performance of the S&P Utilities Index.

- INDUSTRY CONCENTRATION - The Fund concentrates its investments (i.e. invests 25% or more of its total assets) in the utility industry. As a result, the Fund's investments may be subject to greater risk and market fluctuation than a fund that holds securities representing a broad range of industries.

- INDUSTRY RISK - Because the Fund concentrates its investments in the utility industry, it is subject to industry risk. Industry risk is the possibility that a particular group of related stocks, such as those stocks in a particular industry, may decline in price due to industry-specific developments. For the utility industry, these developments could include changing regulations, which could limit profits, dividends or access to new markets, unexpected increases in fuel or other operating costs, increasing competition, and restriction to relatively mature markets.

- LACK OF DIVERSIFICATION - The Fund is non-diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[bar chart goes here]

       1994                1995                1996               1997               1998                1999
       ----                ----                ----               ----               ----                ----
      -8.64%              37.08%              3.47%              28.51%             14.77%              (9.49)%

[Footnote to bar chart:]
The Fund's year-to-date return as of the quarter ended March 31, 2000 was 7.68%.


[Sidenote:]

Best quarter:               15.97% for the quarter ending December 31, 1997
Worst quarter:              (9.35)% for the quarter ending March 31, 1999


AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 1999, as compared to the S&P Utilities Index.

------------------------------------------------------------------------------------------------------------
                                          1 year                    5 years                  Since inception
------------------------------------------------------------------------------------------------------------
Utility Index Fund                        (9.49)%                   13.65%            10.11%(1/5/93)
------------------------------------------------------------------------------------------------------------
S&P Utilities Index                       (8.88)%                   13.66%            10.40%(since 12/31/92)
------------------------------------------------------------------------------------------------------------


FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

Annual Fund Operating Expenses (fees deducted from the Fund's assets)

-----------------------------------------------------------------------------------------------------------------------------
                                                             Distribution                                Total Fund Operating
                                  Management Fees            (12b-1) Fees          Other Expenses              Expenses
-----------------------------------------------------------------------------------------------------------------------------
     Utility Index Fund                0.10%                     None                   0.30%                    0.40%
-----------------------------------------------------------------------------------------------------------------------------

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

-------------------------------------------------------------------------------------------------------------------
                                    1 year                3 years                5 years                   10 years
-------------------------------------------------------------------------------------------------------------------
    Utility Index Fund               $41                   $128                   $224                       $505
-------------------------------------------------------------------------------------------------------------------

GALAXY II U.S. TREASURY INDEX FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide investment results that, before deduction of operating expenses, match the price and yield performance of U.S. Treasury notes and bonds, as represented by the U.S. Treasury component (U.S. Treasury Index) of the Salomon Smith Barney Broad Investment-Grade Bond Index.

[Sidenote:]
U.S. TREASURY INDEX

The U.S. Treasury Index is an unmanaged index comprised of all U.S. Treasury notes and bonds with remaining maturities of at least one year and outstanding principal of at least $25 million that are included in the Salomon Smith Barney Investment-Grade Bond Index. Securities in the U.S. Treasury Index are weighted by market value, that is, the price per bond or note multiplied by the number of bonds or notes outstanding.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund uses an indexing strategy through the use of sophisticated computer models to approximate the investment performance of the U.S. Treasury Index. The Fund invests substantially all (at least 80%) of its total assets in the securities included in the U.S. Treasury Index.

The Fund will not hold all of the issues in the U.S. Treasury Index because of the costs involved. Instead, the Adviser will consider whether or not to include each security in the Fund based on that security's contribution to the Fund's total market value, average coupon rate and average weighted maturity of the Fund as compared to the U.S. Treasury Index.

The Fund will only purchase a security that is included in the U.S. Treasury Index at the time of purchase. The Fund will normally only buy or sell securities to adjust to changes in the composition of the U.S. Treasury Index, or to accommodate cash flows into and out of the Fund.

Under normal market conditions, it is expected that the quarterly performance of the Fund, before expenses, will track the performance of the U.S. Treasury Index within a .95 correlation coefficient.

THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

There is the additional risk that the Fund will fail to match the investment results of the U.S. Treasury Index as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

In addition, the Fund carries the following main risks:

- INDEXING RISK - Your investment in the Fund will typically decline in value when the U.S. Treasury Index declines. Since the Fund is designed to track the U.S. Treasury Index, the Fund cannot purchase other securities that may help offset declines in debt securities represented in the U.S. Treasury Index. In addition, because the Fund will not hold all issues included in the U.S. Treasury Index and may not always be fully invested, the Fund's performance may fail to match the performance of the U.S. Treasury Index, after taking expenses into account.

- INTEREST RATE RISK - The prices of debt securities generally tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes. The Fund is subject to moderate levels of interest rate risk.

- CREDIT RISK - Although U.S. Government securities, particularly U.S. Treasury securities, have historically involved little credit risk, if an issuer fails to pay interest or repay principal, the value of your investment could decline.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of the Fund has varied from year to year.

[bar chart goes here]

      1992              1993             1994           1995           1996           1997         1998         1999
      ----              ----             ----           ----           ----           ----         ----         ----
      6.77%            10.21%           -3.68%         18.06%          2.21%         9.27%         9.76%       (2.85)%

[Footnote to bar chart:]
The Fund's year-to-date return as of the quarter ended March 31, 2000 was 3.57%.


[Sidenote:]

Best quarter:               6.15% for the quarter ending June 30, 1995
Worst quarter:              (2.93)% for the quarter ending March 31, 1994

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns for the periods ended December 31, 1999, as compared to the U.S. Treasury Index.

---------------------------------------------------------------------------------------------------------------
                                             1 year                    5 years               Since inception
---------------------------------------------------------------------------------------------------------------
U.S. Treasury Index Fund                     (2.85)%                   7.05%               6.89%(6/4/91)
---------------------------------------------------------------------------------------------------------------
U.S. Treasury Index                          (2.45)%                   7.40%               7.25%(since 5/31/91)
---------------------------------------------------------------------------------------------------------------

For current yield information, please call 1-877-BUY-GALAXY (1-877-289-4252).

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

Annual Fund Operating Expenses (fees deducted from the Fund's assets)

-----------------------------------------------------------------------------------------------------------------------
                                                       Distribution                                Total Fund Operating
                              Management Fees          (12b-1) Fees         Other Expenses               Expenses
-----------------------------------------------------------------------------------------------------------------------
U.S. Treasury Index Fund           0.10%                   None                 0.31%                      0.41%
-----------------------------------------------------------------------------------------------------------------------


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

-------------------------------------------------------------------------------------------------------------
                                 1 year             3 years                5 years                   10 years
-------------------------------------------------------------------------------------------------------------
 U.S. Treasury Index Fund         $42                $132                   $230                       $518
-------------------------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION ABOUT RISK

The main risks associated with an investment in each of the Galaxy II Index Funds have been described above. The following supplements that discussion.

- OTHER TYPES OF INVESTMENTS: This prospectus describes each Fund's main investment strategies and the particular types of securities in which each Fund principally invests. Each Fund may hold temporary cash balances (normally not in excess of 2% of net assets) to efficiently manage transactional expenses. The Funds may invest these balances in instruments that are described in detail in the Statement of Additional Information
     (SAI) which is referred to on the back cover of this prospectus.

- YEAR 2000 RISKS: Over the past several years, the Adviser and the Funds' other major service providers expended considerable time and money in addressing the computer and technology problems associated with the transition to the Year 2000. As a result of those efforts, the Funds did not experience any material disruptions in their operations as a result of the transition to the 21st century. The Adviser and the Funds' other major service providers are continuing to monitor the Year 2000 or Y2K problem, however, and there can be no assurances that there will be no adverse impact to the Funds as a result of future computer-related Y2K difficulties.

FUND MANAGEMENT

ADVISER

The Adviser, subject to the general supervision of Galaxy II's Board of Trustees, manages each Fund in accordance with its investment objective and policies, makes decisions with respect to and places orders for all purchases and sales of portfolio securities, and maintains related records.

ALLOCATION OF ORDERS FOR PORTFOLIO SECURITIES

The Adviser may allocate orders for the purchase and sale of portfolio securities to certain financial institutions, including those that are affiliated with the Adviser or that have sold shares of the Funds, to the extent permitted by law or by order of the Securities and Exchange Commission. The Adviser will allocate orders to such institutions only if it believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.

MANAGEMENT FEES

The management fees paid to the Adviser by the Funds during the last fiscal year are set forth below.

--------------------------------------------------------------------------------------------------------
Fund                                                         Management fee as a % of average net assets
--------------------------------------------------------------------------------------------------------
Large Company Index Fund                                                        0.10%
--------------------------------------------------------------------------------------------------------
Small Company Index Fund                                                        0.10%
--------------------------------------------------------------------------------------------------------
Utility Index Fund                                                              0.10%
--------------------------------------------------------------------------------------------------------
U.S. Treasury Index Fund                                                        0.10%
--------------------------------------------------------------------------------------------------------

SUB-ACCOUNT SERVICES

Affiliates of the Adviser and certain other parties may receive fees from Galaxy II's transfer agent for providing certain sub-accounting and administrative services to participant sub-accounts with respect to shares of the Funds held by defined contribution plans. The transfer agency fees payable by the Funds have been increased by an amount equal to these fees, so that the shareholders of the Funds indirectly bear these fees.

HOW TO INVEST IN THE FUNDS

BUYING, SELLING AND EXCHANGING SHARES

You can buy and sell shares of the Funds on any day that the Funds are open for business, which is any day that the New York Stock Exchange is open. The New York Stock Exchange is generally open for trading every Monday through Friday, except for national holidays.

The price at which you buy shares is the NAV next determined after your order is accepted. The price at which you sell shares is the NAV next determined after receipt of your order in proper form as described below. NAV is determined on each day the New York Stock Exchange is open for trading at the close of regular trading that day (usually 4:00 p.m. Eastern time). If market prices are readily available for securities owned by the Funds, they're valued at those prices. If market prices are not readily available for some securities, they are valued at fair value under the supervision of Galaxy II's Board of Trustees.

[Sidenote:]
NET ASSET VALUE

The price you pay for your shares is based on the net asset value (NAV) per share. It's the value of a Fund's assets minus the value of the Fund's liabilities, divided by the number of shares of the Fund held by investors.

[Sidenote:]
MINIMUM INVESTMENT AMOUNTS

The minimum initial investment to open a Fund account is:

-    $2,500 for regular accounts
-    $500 for retirement plan accounts, such as IRA, SEP and Keogh Plan accounts
-    $100 for college savings accounts, including Education IRA accounts.

There is generally no minimum initial investment if you participate in the Automatic Investment Program or in a salary reduction retirement plan such as a SIMPLE IRA or 401(k). You generally can make additional investments for as little as $100. See GALAXY II INVESTOR PROGRAMS below for information on other minimums for initial and additional investments.

Usually, you must keep at least $250 in your account other than retirement plan accounts. If your account falls below $250 because you sell or exchange shares, Galaxy II may redeem your shares and close your account. Galaxy II will give you 60 days' notice in writing before closing your account.

HOW TO BUY SHARES

You can buy shares through your financial institution or directly from Galaxy II's distributor by calling 1-877-BUY-GALAXY (1-877-289-4252). A broker or agent who places orders on your behalf may charge you a separate fee for their services.

BUYING BY MAIL

Complete an account application and mail it, together with a check payable to each Fund in which you want to invest, to:

Galaxy Fund II
P.O. Box 6520
Providence, RI  02940-6520

To make additional investments, send your check to the address above along with one of the following:

- the detachable form that's included with your Galaxy II statement or your confirmation of a prior transaction
- a letter stating the amount of your investment, the name of the Fund you want to invest in, and your account number.

If your check is returned because of insufficient funds, Galaxy II will cancel your order.

BUYING BY WIRE

To make an initial or additional investment by wire, send U.S. funds through the Federal Reserve System to Fleet National Bank as agent for Galaxy II's distributor. You should wire money and registration instructions to:

Fleet National Bank
75 State Street
Boston, MA  02109
ABA #0110-0013-8, DDA #79673-5702
Ref:  Galaxy Fund II       (Account number)
                           (Account registration)

Before making an initial investment by wire, you must complete an account application and send it to Galaxy Fund II, P.O. Box 6520, Providence, RI 02940-6520. Your order will not be effected until the completed account application is received by Galaxy II. Call Galaxy II's distributor at 1-877-BUY-GALAXY (1-877-289-4252) for an account application.

Your financial institution may charge you a fee for sending funds by wire.

CUSTOMERS OF FINANCIAL INSTITUTIONS

If you are a customer of a financial institution such as a bank, savings and loan association or broker-dealer, including a financial institution affiliated with the Adviser, you should place your order through your financial institution. Your financial institution is responsible for sending your order to Galaxy II's distributor and wiring the money to Galaxy II's custodian. For details, please contact your financial institution.

HOW TO SELL SHARES

You can sell your shares in several ways: by mail, by telephone, by wire, or through your financial institution.

SELLING BY MAIL

Send your request in writing to:

Galaxy Fund II
P.O. Box 6520
Providence, RI  02940-6520

You must include the following:

-    The name of the Fund
-    The number of shares or the dollar amount you want to sell
-    Your account number
-    Your Social Security number or tax identification number
- The signatures of each registered owner of the account (the signatures must match the names on the account registration).

Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians.

[Sidenote:]
SIGNATURE GUARANTEES

When selling your shares by mail or by phone, you must have your signature guaranteed if:

-    you're selling shares worth more than $50,000,
- you want Galaxy II to send your money to an address other than the address on your account, unless your assets are transferred to a successor custodian,
- you want Galaxy II to send your money to the address on your account that's changed within the last 30 days, or
-    you want Galaxy II to make the check payable to someone else.

Your signature must be guaranteed by a bank that's a member of the FDIC, a trust company, a member firm of a national securities exchange or any other eligible institution. A notarized signature is not sufficient.

SELLING BY PHONE

You can sell shares by calling Galaxy II's distributor at 1-877-BUY-GALAXY (1-877-289-4252), unless you tell Galaxy II on the account application or in writing that you don't want this privilege. If you have difficulty getting through to Galaxy II because of unusual market conditions, consider selling your shares by mail or wire.

SELLING BY WIRE

Notify Galaxy II's distributor by phone or wire that you wish to sell shares and have the sale proceeds wired to your account at any financial institution in the U.S. To be eligible to use this privilege, you must complete the appropriate section on the account application or notify Galaxy II in writing (with a signature guarantee). Your sale proceeds must be more than $1,000.

The sale proceeds must be paid to the same bank and account you named on your application or in your written instructions.

CUSTOMERS OF FINANCIAL INSTITUTIONS

Please contact your financial institution for information on how to sell your shares. The financial institution is responsible for sending your order to Galaxy II's distributor and for crediting your account with the proceeds. Galaxy II doesn't charge a fee for wiring sales proceeds to your financial institution, but your financial institution may charge you a fee.

HOW TO EXCHANGE SHARES

You may exchange shares of a Fund having a value of at least $100 for shares of any other Galaxy II Fund or for shares of any other Fund that's managed by the Adviser or any of its affiliates in which you have an existing account. Unless you qualify for an exemption, you will have to pay a sales charge if you exchange shares of the Fund for shares of another Fund that assesses a sales charge on purchases.

TO EXCHANGE SHARES:

- call Galaxy II's distributor or use the InvestConnect voice response line at 1-877-BUY-GALAXY (1-877-289-4252)

-    send your request in writing to:

     Galaxy Fund II
     P.O. Box 6520
     Providence, RI  02940-6520

-    ask your financial institution.

Galaxy II doesn't charge any fee for making exchanges, but your financial institution might do so. You are generally limited to three exchanges per year. Galaxy II may change or cancel the exchange privilege with 60 days' advance written notice to shareholders.

OTHER TRANSACTION POLICIES

If Galaxy II doesn't receive full payment for your order to buy shares within three business days of the order date, Galaxy II won't accept your order. Galaxy II will advise you if this happens and return any payment it may eventually receive. You can only invest in shares of a Fund that are legally available in your state.

Galaxy II may refuse any order to buy shares. Galaxy II doesn't issue a certificate when you buy shares but it does keep a record of shares issued to investors.

Galaxy II may refuse your order to sell or exchange shares by wire or telephone if it believes it is advisable to do so. Galaxy II or its distributor may change or cancel the procedures for selling or exchanging shares by wire or telephone at any time without notice.

If you sell or exchange shares by telephone, you may be responsible for any fraudulent telephone orders as long as Galaxy II has taken reasonable precautions to verify your identity, such as requesting information about the way in which your account is registered or about recent transactions in your account.

Galaxy II normally pays you cash when you sell your shares, but it has the right to deliver securities owned by a Fund instead of cash. When you sell these securities, you'll pay brokerage charges.

Sales proceeds are normally sent to you within three business days but Galaxy II reserves the right to send sales proceeds within seven days if sending proceeds earlier could adversely affect a Fund.

If any shares that you're selling are part of an investment you've paid for with a personal check, Galaxy II will delay sending your sales proceeds until the check clears, which can take up to 15 days from the purchase date.

Galaxy II reserves the right to vary or waive any minimum investment requirement.

DIVIDENDS, DISTRIBUTIONS AND TAXES

DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

The Large Company Index Fund and Small Company Index Fund generally declare and pay dividends from net investment income annually. The Utility Index Fund generally declares and pays dividends from net investment income quarterly. The U.S. Treasury Index Fund declares dividends from net investment income daily and pays them monthly. Each Fund normally distributes net capital gains annually. It's expected that the annual distributions for the U.S. Treasury Index Fund will normally--but not always--consist primarily of ordinary income rather than capital gains. Dividends and distributions are reinvested in additional shares of the Funds, unless you indicate in the account application or in a letter to Galaxy II that you want to have dividends and distributions paid in cash.

FEDERAL TAXES

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Other Fund distributions will generally be taxable as ordinary income. You will be subject to income tax on Fund distributions regardless whether they are paid in cash or reinvested in additional shares. You will be notified annually of the tax status of distributions to you.

You should note that if you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

You will recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares.

The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

STATE AND LOCAL TAXES

Shareholders may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply however to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. Government securities or interest on securities of the particular state or localities within the state.

MISCELLANEOUS

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States federal income tax treatment. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

GALAXY II INVESTOR PROGRAMS

RETIREMENT PLANS

Shares of the Funds are available for purchase in connection with any of the following retirement plans:

- Individual Retirement Arrangements (IRAs), including Traditional, Roth, Rollover and Education IRAs.
-    Simplified Employee Pension Plans (SEPs).
-    Keogh money purchase and profit sharing plans.
- Salary reduction retirement plans set up by employers for their employees which are qualified under section 401(k) and 403(b) of the Internal Revenue Code.
- SIMPLE IRA plans which are qualified under Section 408(p) of the Internal Revenue Code.

For information about eligibility requirements and other matters concerning these plans and to obtain an application, call Galaxy II's distributor at 1-877-BUY-GALAXY (1-877-289-4252).

OTHER PROGRAMS

It's also easy to buy or sell shares of the Funds by using one of the programs described below. Just tell Galaxy II the amount and how frequently you want to buy or sell shares and Galaxy II does the rest. For further information on any of these programs, call Galaxy II's distributor at 1-877-BUY-GALAXY (1-877-289-4252) or your financial institution.

AUTOMATIC INVESTMENT PROGRAM

You can make automatic investments from your bank account every month or every quarter. You can choose to make your investment on any day of the month or quarter. The minimum investment is $50 a month or $150 a quarter except for Education IRAs, in which case the minimum investment is $40 a month or $125 a quarter.

PAYROLL DEDUCTION PROGRAM

You can make regular investments from your paycheck. The minimum investment is $25 per pay period. Send a completed Galaxy II Payroll Deduction Application to your employer's payroll department. They'll arrange to have your investment deducted from your paycheck.

COLLEGE INVESTMENT PROGRAM

The minimum for initial and additional investments through the College Investment Program is $100 unless you participate in the Automatic Investment Program, in which case the minimum for initial and additional investments is $50. You can also save for college by opening an Education IRA account. The minimum for initial and additional investments in an Education IRA is $100 unless you participate in the Automatic Investment Program, in which case the minimum for initial and additional investments is $40.

DIRECT DEPOSIT PROGRAM

This program lets you deposit your social security payments in your Fund account automatically. There's no minimum deposit. You can cancel the program by notifying the Social Security Administration in writing.

SYSTEMATIC WITHDRAWAL PLAN

You can make regular withdrawals from your investment account every month, every quarter, every six months or once a year. You need a minimum account balance of $10,000 to participate in the plan.

You may cancel your participation in any of these programs, other than the Direct Deposit Program, by writing to Galaxy II at:

Galaxy Fund II
P.O. Box 6520
Providence, RI  02940-6520

Please allow at least five days for the cancellation to be processed.

HOW TO REACH GALAXY II

THROUGH YOUR FINANCIAL INSTITUTION

Your financial institution can help you buy, sell or exchange shares and can answer questions about your account.

GALAXY II SHAREHOLDER SERVICES

Call Galaxy II's distributor at 1-877-BUY-GALAXY (1-877-289-4252), Monday through Friday, 8 a.m. to 6 p.m. (Eastern time) for help from a Galaxy II representative.

INVESTCONNECT

InvestConnect is Galaxy II's Shareholder Voice Response System. Call 1-877-BUY-GALAXY (1-877-289-4252) from any touch-tone phone for automated access to account information and current Fund prices and performance, or to place orders to sell or exchange shares. It's available 24 hours a day, seven days a week.

[Sidenote:]
HEARING IMPAIRED
Galaxy II also offers a TDD service for the hearing impaired. Just call 1-800-696-6515, 24 hours a day, seven days a week.

If you live outside the United States, contact Galaxy II by calling 1-508-871-4121.

THE INTERNET

Please visit Galaxy II's Web site at:  www.galaxyfunds.com

FINANCIAL HIGHLIGHTS

The financial highlights tables on the following pages will help you understand the Funds' financial performance for the past five years. Certain information reflects the financial performance of a single share of each Fund. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in each Fund, assuming all dividends and distributions were reinvested. The information for the fiscal years ended March 31, 2000 and 1999 has been audited by Ernst & Young LLP, independent auditors, whose report, along with the Funds' financial statements, are included in Galaxy II's Annual Report and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request. The information for the fiscal years ended March 31, 1998, 1997 and 1996 was audited by Galaxy II's prior auditors, whose report dated May 8, 1998, expressed an unqualified opinion on such financial statements.

Galaxy II Large Company Index Fund (For a share outstanding throughout each period)

                                                                                FOR THE YEARS ENDED MARCH 31,
                                                         ------------------------------------------------------------------------
                                                          2000              1999            1998            1997            1996
                                                          ----              ----            ----            ----            ----
Net asset value, beginning of period .......             $36.90            $31.92          $23.09          $20.06          $15.76
                                                         ------            ------          ------          ------          ------
Income from investment operations:
     Net investment income(1) ..............               0.32              0.35            0.40            0.43            0.38
     Net realized and unrealized gain on
     investments and futures contracts .....               5.93              5.38           10.23            3.41            4.57
                                                           ----              ----           -----            ----            ----
Total from investment operations ...........               6.25              5.73           10.63            3.84            4.95
                                                           ----              ----           -----            ----            ----
Less dividends:
     Dividends from net investment income ..              (0.33)            (0.36)          (0.44)          (0.38)          (0.31)
     Dividends from net realized capital
     gains .................................              (0.68)            (0.39)          (1.36)          (0.43)          (0.34)
                                                          ------            ------          ------          ------          ------
Total dividends ............................              (1.01)            (0.75)          (1.80)          (0.81)          (0.65)
                                                          ------            ------          ------          ------          ------
Net increase in net asset value ............               5.24              4.98            8.83            3.03            4.30
                                                           ----              ----            ----            ----            ----
Net asset value, end of period .............             $42.14            $36.90          $31.92          $23.09          $20.06
                                                         ======            ======          ======          ======          ======
Total return ...............................              17.20%            18.15%          47.29%          19.32%          31.80%

Ratios/supplemental data:
     Net assets, end of period (000's) .....            $1,065,129        $828,899        $626,740        $421,652        $240,689
Ratios to average net assets:
     Net investment income including
     reimbursement .........................               0.88%             1.11%           1.44%           2.19%           2.11%
     Operating expenses including
     reimbursement .........................               0.47%             0.47%           0.40%           0.40%           0.40%
     Operating expenses excluding
     reimbursement .........................               0.47%             0.47%           0.40%           0.40%           0.41%
Portfolio turnover rate ....................               12%                 3%              3%             11%              5%

(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2000, 1999, 1998, 1997 and 1996 was $0.32, $0.35, $0.40, $0.43 and $0.38, respectively.

Galaxy II Small Company Index Fund (For a share outstanding throughout each period)

                                                                           FOR THE YEARS ENDED March 31,
                                                      ----------------------------------------------------------------------
                                                       2000            1999           1998(1)          1997           1996
                                                       ----            ----           -------          ----           ----
Net asset value, beginning of period ......           $15.22          $20.73          $22.64          $22.30          $17.62
                                                      ------          ------          ------          ------          ------
Income from investment operations:
     Net investment income(2)..............             0.09            0.10            0.27            0.38            0.32
     Net realized and unrealized gain
     (loss) on investments and
     futures contracts ....................             4.31           (4.04)           7.64            1.76            5.07
                                                        ----           ------           ----            ----            ----
Total from investment operations ..........             4.40           (3.94)           7.91            2.14            5.39
                                                        ----           ------           ----            ----            ----
Less dividends:
     Dividends from net investment income .            (0.09)          (0.09)          (0.33)          (0.34)          (0.38)
     Dividends from net realized capital
     gains ................................            (1.61)          (1.48)          (9.49)          (1.46)          (0.33)
                                                       ------          ------          ------          ------          ------
Total dividends ...........................            (1.70)          (1.57)          (9.82)          (1.80)          (0.71)
                                                       ------          ------          ------          ------          ------
Net increase (decrease) in net asset
     value ................................             2.70           (5.51)          (1.91)           0.34            4.68
                                                        ----           ------          ------           ----            ----
Net asset value, end of period ............           $17.92          $15.22          $20.73          $22.64          $22.30
                                                      ======          ======          ======          ======          ======
Total return ..............................            30.52%         (19.19)%         41.22%           9.60%          30.85%
Ratios/supplemental data:
     Net assets, end of period (000's) ....           $279,914        $259,903        $399,162        $309,474        $291,724
Ratios to average net assets:
     Net investment income including
     reimbursement ........................             0.53%           0.56%           0.97%           1.59%           1.52%
     Operating expenses including
     reimbursement ........................             0.41%           0.40%           0.40%           0.40%           0.40%
     Operating expenses excluding
     reimbursement ........................             0.41%           0.41%           0.40%           0.40%           0.41%

Portfolio turnover rate ...................              36%             22%             99%              8%             14%

(1) At a Special Meeting of Shareholders of the Small Company Index Fund held on May 9, 1997, shareholders approved a change in the Fund's target index from the Russell Special Small Company Index to the Standard & Poor's SmallCap 600 Stock Price Index.

(2) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2000, 1999, 1998, 1997 and 1996 was $0.09, $0.10, $0.27, $0.38 and $0.31, respectively.

Galaxy II Utility Index Fund
(For a share outstanding throughout each period)

                                                                         FOR THE YEARS ENDED MARCH 31,
                                                      ------------------------------------------------------------------
                                                       2000           1999          1998(1)         1997            1996
                                                       ----           ----          -------         ----            ----
Net asset value, beginning of period .......          $13.35         $14.18         $11.42         $12.03          $9.88
                                                      ------         ------         ------         ------          -----
Income from investment operations:
     Net investment income(2)...............            0.50           0.53           0.54           0.49           0.44
     Net realized and unrealized gain
     (loss) on investments .................            0.43          (0.71)          3.71          (0.09)          2.15
                                                        ----          ------          ----          ------          ----
Total from investment operations ...........            0.93          (0.18)          4.25           0.40           2.59
                                                        ----          ------          ----           ----           ----
Less dividends:
     Dividends from net investment income ..           (0.51)         (0.51)         (0.60)         (0.46)         (0.44)
     Dividends from net realized capital
     gains .................................           (0.45)         (0.14)         (0.82)         (0.55)           --
     Return of capital .....................             --             --           (0.07)           --             --
                                                       ------         ------         ------         ------         ------
Total dividends ............................           (0.96)         (0.65)         (1.49)         (1.01)         (0.44)
                                                       ------         ------         ------         ------         ------
Net increase (decrease) in net asset value .           (0.03)         (0.83)          2.76          (0.61)          2.15
                                                       ------         ------          ----          ------          ----
Net asset value, end of period .............          $13.32         $13.35         $14.18         $11.42         $12.03
                                                      ======         ======         ======         ======         ======
Total return ...............................            7.52%         (1.53)%        39.07%          3.46%         26.61%
Ratios/supplemental data:
     Net assets, end of period (000's) .....          $49,977        $55,131        $55,864        $45,582        $56,383
Ratios to average net assets:
     Net investment income including
     reimbursement .........................            3.61%          3.72%          4.24%          3.96%          3.79%
     Operating expenses including
     reimbursement .........................            0.40%          0.40%          0.40%          0.40%          0.40%
     Operating expenses excluding
     reimbursement .........................            0.40%          0.40%          0.40%          0.40%          0.41%
Portfolio turnover rate ....................             19%             8%            72%           170%            12%

(1) At a Special Meeting of Shareholders of the Utility Index Fund held on
May 9, 1997, shareholders approved a change in the Fund's target index from the Russell 1000 Utility Index to the Standard & Poor's Utilities Composite Stock Price Index.

(2) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2000, 1999, 1998, 1997 and 1996 was $0.50, $0.53, $0.54, $0.49 and $0.44, respectively.

Galaxy II U.S. Treasury Index Fund
(For a share outstanding throughout each period)

                                                                            FOR THE YEARS ENDED March 31,
                                                       ----------------------------------------------------------------------
                                                        2000            1999             1998           1997            1996
                                                        ----            ----             ----           ----            ----
Net asset value, beginning of period .......           $10.54          $10.50           $9.99          $10.24           $9.91
                                                       ------          ------           -----          ------           -----
Income from investment operations:
     Net investment income(1)...............             0.61            0.61            0.63            0.64            0.66
     Net realized and unrealized gain
     (loss) on investments .................            (0.38)           0.05            0.51           (0.25)           0.33
                                                        ------           ----            ----           ------           ----
Total from investment operations ...........             0.23            0.66            1.14            0.39            0.99
                                                         ----            ----            ----            ----            ----
Less dividends:
     Dividends from net investment income ..            (0.64)          (0.62)          (0.63)          (0.64)          (0.65)
     Dividends in excess of net
     investment income .....................              --              --              --              --            (0.01)
Total dividends ............................            (0.64)          (0.62)          (0.63)          (0.64)          (0.66)
                                                        ------          ------          ------          ------          ------
Net increase (decrease) in net asset value .            (0.41)           0.04            0.51           (0.25)           0.33
                                                        ------           ----            ----           ------           ----
Net asset value, end of period .............           $10.13          $10.54          $10.50           $9.99          $10.24
                                                       ======          ======          ======           =====          ======
Total return ...............................             2.39%           6.38%          11.72%           3.91%          10.09%
Ratios/supplemental data:
     Net assets, end of period (000's) .....           $160,389        $202,420        $118,368        $111,313        $124,944
Ratios to average net assets:
     Net investment income including
     reimbursement .........................             5.95%           5.77%           6.12%           6.31%           6.35%
     Operating expenses including
     reimbursement .........................             0.41%           0.41%           0.40%           0.40%           0.40%
     Operating expenses excluding
     reimbursement .........................             0.41%           0.41%           0.40%           0.40%           0.41%
Portfolio turnover rate ....................              56%             70%             79%             39%             35%

(1) Net investment income per share before reimbursement of certain expenses by the sub-administrator for the years ended March 31, 2000, 1999, 1998, 1997 and 1996 was $0.61, $0.61, $0.63, $0.64 and $0.66, respectively.

MISCELLANEOUS

"Standard & Poor's," "S&P," "Standard & Poor's 500," "S&P 500," "500," "Standard & Poor's SmallCap 600 Index" and "S&P SmallCap 600 Index" are service marks of The McGraw Hill Companies, Inc. and have been licensed to the Adviser for use by Galaxy II.

The Large Company Index Fund, the Small Company Index Fund and the Utility Index Fund are not sponsored, endorsed, sold or promoted by Standard & Poor's ("S&P"), a division of The McGraw Hill Companies, Inc. S&P makes no representation or warranty, express or implied, to the shareholders of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund or any member of the public regarding the advisability of investing in securities generally or in the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund particularly or the ability of the S&P 500, the S&P SmallCap 600 Index or the S&P Utilities Index to track general stock market performance. S&P has no obligation to take the needs of Galaxy II or the shareholders of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund into consideration in determining, composing or calculating the S&P 500, the S&P SmallCap 600 Index and the S&P Utilities Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the shares of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund or the timing of the issuance or sale of the shares of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund or in the determination or calculation of the equation by which the shares of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Large Company Index Fund, the Small Company Index Fund or the Utility Index Fund.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500, THE S&P SMALLCAP 600 INDEX OR THE S&P UTILITIES INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GALAXY II, SHAREHOLDERS OF THE LARGE COMPANY INDEX FUND, THE SMALL COMPANY INDEX FUND OR THE UTILITIES INDEX FUND OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500, THE S&P SMALLCAP 600 INDEX OR THE S&P UTILITIES INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Salomon Smith Barney Broad Investment-Grade Bond Index is a registered trademark of Salomon Smith Barney.

The inclusion of a security in any of the Galaxy II Index Funds' indices in no way implies an opinion by S&P or Salomon Smith Barney Inc. as to its attractiveness as an investment. S&P and Salomon Smith Barney Inc. are not sponsors of, or in any way affiliated with, the Galaxy II Index Funds.

[Back Cover Page]

WHERE TO FIND MORE INFORMATION

You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS
Galaxy II's annual and semi-annual reports contain more information about each Fund and a discussion about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI contains detailed information about the Funds and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling Galaxy II toll free at 1-877-BUY-GALAXY (1-877-289-4252) or writing to:

Galaxy Fund II
P.O. Box 6520
Providence, RI  02940-6520

If you buy your shares through a financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Funds, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For information about the operation of the Public Reference Room, call the SEC.

Public Reference Section of the SEC
Washington, DC  20549-0102
1-202-942-8090

Reports and other information about the Funds are also available on the EDGAR Database on the SEC's Web site at http://www.sec.gov. Copies of this information may also be obtained, after paying a duplicating fee, by electronic request to the SEC's e-mail address at publicinfo@sec.gov.

Galaxy II's Investment Company Act File No. is 811-06051.


PROTRIDX 18008 7/31/00 PKG50